UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2016

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000-26099	94-3327828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West Pine Street, Lodi, California	95240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (209) 367-2300

Former name or former address, if changed since last report

 Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2016, the Company entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of August 5, 2008, as amended (the “Rights Agreement”), by and between the Company and Computershare Trust, N.A., a federally chartered, limited purpose trust company (as successor to Registrar and Transfer Company), as the duly appointed rights agent.

The Amendment extends the expiration date of the Company’s preferred stock purchase rights (the “Rights”) from the close of business on August 5, 2018, to the close of business on August 5, 2025.  At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s Series A Junior Participating Preferred Stock pursuant to the Rights Agreement will expire.

The Amendment also increases the purchase price per unit under the Rights Agreement from $1,200 per one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value (“Preferred Shares”), to $1,600 per one one-hundredth of a Preferred Share.

The Amendment also modifies the definition of “Beneficial Ownership” under the Rights Agreement to include certain derivative interests, by deleting Section 1(d)(i) of the Rights Agreement in its entirety and substituting in lieu thereof the following:

“(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, or has the right to become the beneficial owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise;”

The foregoing is a summary of the terms of the Amendment.  The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.2 and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K

Exhibit No.	Description
4.2
Amendment No. 1 to Rights Agreement, dated as of February 18, 2016, the Company and Computershare Trust, N.A., a federally chartered, limited purpose trust company (as successor to Registrar and Transfer Company), as Rights Agent (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2016

FARMERS & MERCHANTS BANCORP

By:	/s/ Stephen W. Haley
Stephen W. Haley
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.2
Amendment No. 1 to Rights Agreement, dated as of February 18, 2016, the Company and Computershare Trust, N.A., a federally chartered, limited purpose trust company (as successor to Registrar and Transfer Company), as Rights Agent (filed herewith).